Exhibit 99.1

Media Contact:

Christopher Veronda, Kodak, +1 585-724-2622, christopher.veronda@kodak.com

Court Confirms Kodak’s Plan of Reorganization

Court: “It will be enormously valuable for the company to get out of Chapter 11, and begin to regain its position in the pantheon of American business.”

Positions Company to Complete Previously Announced Transactions and Emerge on September 3

ROCHESTER, N.Y., Aug. 20 – The U.S. Bankruptcy Court for the Southern District of New York today confirmed Kodak’s Plan of Reorganization. The Plan describes the company’s strategy to emerge from Chapter 11 restructuring as a technology leader serving commercial imaging markets.

In confirming the Plan, the Court said, “It will be enormously valuable for the Company to get out of Chapter 11, and begin to regain its position in the pantheon of American business.”

The Plan also reflects the company’s effective utilization of the Chapter 11 process to achieve its key reorganization objectives, including successfully reducing legacy costs, liabilities and infrastructure, exiting or spinning off businesses and assets that were no longer core to its future, and focusing on the company’s most profitable business lines.

“Today, the Court confirmed Kodak’s Plan of Reorganization. This critically important milestone marks the final step in the Court process,” said Antonio M. Perez, Chairman and Chief Executive Officer. “Next, we move on to emergence as a technology leader serving large and growing commercial imaging markets – such as commercial printing, packaging, functional printing and professional services – with a leaner structure and a stronger balance sheet. There are additional transactional steps ahead as we complete our Chapter 11 restructuring, but with the Court’s decision today, our emergence is now imminent.”

Kodak’s Plan of Reorganization will become effective upon emergence. The company is expected to finalize the remaining aspects of its reorganization, including closing its settlement with the Kodak Pension Plan, and emerge from Chapter 11 on September 3.

NOTE TO EDITORS: High-resolution images of Kodak’s commercial products are available for download at the Kodak News and Media site.

Court Confirms Kodak’s Plan of Reorganization / Page 2

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CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts, “ “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in this report on Form 10-Q for the quarter ended March 30, 2013 under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the Company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its debtor-in-possession credit agreements; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its debtor-in-possession credit agreements and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; our ability to retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Court Confirms Kodak’s Plan of Reorganization / Page 3

About Kodak

Kodak is transforming into a B2B company focused on its Commercial Imaging business. Kodak will be centered on commercial, packaging and functional printing solutions and enterprise services, markets in which it offers customers advanced technologies that give them a competitive edge. The company also offers leading products and services in Entertainment Imaging and Commercial Films. Its Personalized Imaging and Document Imaging businesses are being spun off to KPP. For additional information on Kodak, visit kodak.com.

2013